UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June  24, 2020

DUKE MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in charter)

Nevada	333-140177	98-0503336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 Grand Boulevard, FL	32550
(Address of principal executive offices)	(Zip Code)

(914) 290-4919

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement

On June 24, 2020, Duke Mountain Resources, Inc. (“Company”) entered into an Asset Purchase Agreement with certain investors of the Company to purchase certain intellectual property for the Company.  The Company issued the investors 6,700,000 shares of its restricted common  stock.  The common stock issued to the investors will remain restricted for a period of 12 months from the effective date of the Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE MOUNTAIN RESOUCES, INC.

Date: June 24, 2020	/s/ Steve Smith
Steve Smith, CEO